Conference Call Script – [January 19th, 2010; 7:00 a.m. CST]

Opening Comments

Speaker: Shane Glenn

SLIDE #1

Good morning and welcome to the conference call to discuss today’s exciting announcement surrounding the agreement between Stratasys and HP for the manufacture and distribution of 3D printing products worldwide.

SLIDE #1.1

We would like to remind everyone that you are invited to listen to the conference call and view an accompanying slide presentation via live web cast.

The web cast can be accessed within the Investor Section of the Stratasys home page, at www.Stratasys.com, or directly by clicking on the link included in our press release.

A replay of the web cast with slides will be available for approximately 90 days after the event and can be accessed in the same manner as the live web cast.

Please note that participation in the Q&A session that follows our prepared remarks today will only be possible telephonically.

Instructions on how to ask a question will be provided at the start of the Q&A session.

Representing Stratasys executive management on the conference call today is the Chairman and CEO of Stratasys, Scott Crump; the company’s CFO, Bob Gallagher; as well as Stratasys VP of Marketing, John Cobb.

We will spend the first part of the call reviewing the key components of the agreement; we will then follow with a discussion of the strategic importance of the agreement; and conclude by opening up the call to questions.

Forward Looking Statement

SLIDE #2

Before we begin, I would like to remind everyone listening of our Forward Looking Statement. All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates”, “vision”, “planning”, “could”, “believes”, “potential”, or similar words, constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this conference call are forward-looking statements that involve risks and uncertainties.

Actual results may differ from those expressed or implied in our forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements include the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Agreement Overview

SLIDE #3

Now for a general overview of the agreement:

The agreement announced today by Stratasys and HP is for the manufacture and distribution of 3D printing products worldwide.

The initial products are based on the Stratasys patented Fused Deposition Modeling, or FDM, technology.

These products will be manufactured by Stratasys and distributed by HP under the HP brand.

HP has said it will begin with a phased roll-out later this year in the countries of France, Germany, Italy, Spain and the United Kingdom.

HP has not yet determined when or where it will distribute Stratasys printers in other countries, although the intent of the agreement is for worldwide distribution.

All current Stratasys resellers in the five affected countries are eligible to apply to become resellers of the HP-brand 3D printer.

The agreement is exclusive between both parties.

HP has agreed to only distribute 3D printers manufactured by Stratasys across all markets. In turn, Stratasys will not enter into a similar distribution relationship.

HP will provide specific details and pricing when the products are available for distribution.

Stratasys plans to begin shipping products to HP within the next few months.

HP’s Graphic Solutions Business – part of the company’s $24-billion Imaging and Printing Group – will execute the distribution agreement. HP is a leading provider of Designjet and Scitex large-format printing solutions, and Indigo digital solutions for commercial and industrial printing, inkjet high-speed production solutions and specialty printing systems.

SLIDE #4

This agreement will have an impact on the selling of our Stratasys-brand 3D printing products going forward.

Stratasys will continue to sell its full line of 3D printers in all countries worldwide, except within the countries addressed by HP.

For the countries covered by HP, Stratasys will sell all its 3D printers except for those sold under the HP brand.

The distribution of 3D production systems under the Fortus brand will not be affected. Stratasys will continue to distribute the Fortus products through its existing reseller network, with a focus on developing new Direct Digital Manufacturing, or DDM, applications.

We anticipate this agreement will have a positive impact on Fortus system sales.

And again, worldwide distribution is the ultimate goal of the 3D printing agreement with HP.

A final point to note:

HP has been granted a warrant to purchase 500,000 shares of Stratasys common stock. This warrant vests immediately and has a strike price calculated from the 20-day average market price prior to the agreement’s signing.

SLIDE #5

Now for the strategic implications of this agreement, I will turn the call over to our CEO, Scott Crump.

Strategic Overview

Speaker: Scott Crump

Good morning everyone.

Today we are announcing a major step in advancing our 3D printing strategy through an agreement with HP for the worldwide distribution of 3D printers.

We believe this agreement represents a defining moment for our company and a watershed event for our industry.

SLIDE #6

Eight years ago, we launched the first successful 3D Printer at under 30 thousand dollars - proving a significant inflection point in our industry.

Last year, we established another major milestone by introducing the uPrint 3D printer platform, the world’s first personal 3D printer.

We believe that the uPrint family of products has significantly advanced our 3D printing product strategy by improving upon several key product characteristics critical to our ongoing success.

We believe Stratasys has reached a major inflection point in our ability to significantly expand the use of 3D printers worldwide.

In recent months we have communicated our ongoing focus on expanding our distribution footprint, allowing us to fully appreciate the sales potential within our target market.

With this agreement, we have now started to accomplish that goal.

SLIDE #7

In 2008, HP approached Stratasys as HP began an assessment of the 3D printing market. This assessment included an evaluation of the market’s potential, as well as the commercially available 3D printing technologies.

HP concluded that the market represents an attractive growth opportunity and that millions of 3D designers using 2D printers are ready to bring their designs to life in 3D.

We believe HP’s decision was further confirmation that a significant market opportunity exists among the millions of designers, engineers and architects that are using 3D CAD today.

SLIDE #8

HP also concluded that the Stratasys FDM technology represented the best platform to develop products for this emerging market; and that Stratasys was the ideal partner for developing future opportunities in 3D printing.

We believe the competitive implications of this conclusion are significant.

We believe HP’s decision confirmed our long-standing position that our products provide the best product solution within our industry.

FDM is a proven additive fabrication technology that produces models in highly durable, production-grade thermoplastics. The technology is affordable, easy-to-use, office friendly and reliable. These characteristics make our technology ideal for 3D printing.

SLIDE #9

Given the undeveloped nature of our industry, we believe product awareness and channel development is critical to our ongoing success.

When we first entered the 3D printer market, we recognized the need to develop a productive reseller network.

We spent years developing relationships with an extensive global reseller network that is well-trained, highly-motivated and exclusive to our 3D printers.

This channel remains a valuable asset to our company and will be eligible to become resellers of HP-brand 3D printers in affected countries.

Our current channel has driven strong growth in our 3D printer unit volume, and we believe is very capable of growing our 3D printer sales from 2 thousand to over 5 thousand systems per year.

However, we believe that we are ready for a major step function in unit volume which requires us to build upon our current distribution strategy.

This made partnering with HP an easy decision.

SLIDE #10

We believe HP’s unmatched sales and distribution capabilities are the ideal complement to our current channel.

Given HP’s brand awareness and extensive marketing organization, HP has the potential of developing thousands of reseller locations worldwide.

HP has demonstrated success within our target market in the past by capturing a dominant position for large-format 2D printers.

Combined with our industry leading FDM technology, we believe that this could allow us to significantly expand our 3D printer sales.

SLIDE #11

We now have the right solution, with the right partner, targeting a significantly under-penetrated market with millions of potential customers.

SLIDE #11.1

We continue to believe a worldwide market for 500,000 systems exists for 3D printers serving the existing installed base of 3D CAD users worldwide.

We should note that this excludes any consideration for additional growth in the 3D CAD market that is likely in the coming years.

A significant number of designers, engineers and especially architects have yet to adopt 3D CAD designing tools.

SLIDE #12

We believe Stratasys could become a $500 million revenue company in five years; shipping 50,000 units per year; with a significant portion of our sales coming from high-margin consumable revenue. In addition, we believe we could generate significant operating leverage in future years.

Of course this assumes an eventual worldwide rollout, as well as its timing and success.

We are very excited about this agreement.

OK, I will return with some closing comments, but first we would like to address any questions you might have.

Q&A Session

Speaker: Shane Glenn

During the Q&A segment of today’s call, we will be addressing only questions related directly to our agreement with HP. So we ask that you please defer any questions regarding our recently completed fourth quarter until we hold our regularly scheduled year-end conference call in February.

Operator, please open the call for questions.

Closing Comments

Speaker: Scott Crump

SLIDE #13

In closing, I would like to reiterate our belief that this agreement represents a defining moment for our company.

We have a lot of work to do to make this a success, but I am confident we are up to the challenge.

I would also like to take a moment and thank our employees and strategic partners for their hard work and dedication in getting us to this defining moment.

We look forward to talking with you at our next quarterly conference call.

Good Bye.